                                                                    EXHIBIT 3.49

                                     (Seal)

HE 10985                                                                   HE 46

                           THE COMPANIES LAW, CAP. 113
                                  Section 19(3)

                          CERTIFICATE OF CHANGE OF NAME

IT IS HEREBY CERTIFIED that,

AVIATION CONSULTING & MARKETING (MIDDLE EAST) LIMITED

has changed its name by Special Resolution and is hereby named

AVIATION PERSONNEL RECRUITMENT AND MANAGEMENT (APRAM) LIMITED

and that the new name has been entered on the Register of Companies.

Given under my hand in Nicosia on the 24th of May, 1983


                                        ----------------------------------------
                                                 Registrar of Companies

TRANSLATED TRUE COPY


              (signed)
-------------------------------------
for Registrar of Companies
   13 October, 2003

================================================================================

                           THE COMPANIES LAW CAP. 113

                                   ----------

                        PRIVATE COMPANY LIMITED BY SHARES

                                   ----------

                                   MEMORANDUM

                                       AND

                                    ARTICLES

                                       OF

                                   ASSOCIATION

                                       OF

              AVIATION CONSULTING & MARKETING (MIDDLE EAST) LIMITED

Incorporated on the __________ day of ____________ 198__

Certificate No. ____________________

================================================================================

Dr. K. Chrysostomides & Co.
Law Office
P.O. 2119
Nicosia,
Cyprus.

                           THE COMPANIES LAW, CAP. 113

                                   ----------

                        PRIVATE COMPANY LIMITED BY SHARES

                                   ----------

                            MEMORANDUM OF ASSOCIATION

               AVIATION CONSULTING & MARKETING (MIDDLE EAST) LTD.

                                   ----------

Name                    1.   The name of the Company is AVIATION CONSULTING &
                             MARKETING (MIDDLE EAST) LTD.

Office                  2.   The Registered Office of the Company will be
                             situated in Cyprus.

Objects                 3.   The objects for which the Company is established
                             are:

Business of  general    (1)  To carry on, either alone or in common with others,
trade                        in any part of the world, the business of
                             commerce, works or general trade business, imports,
                             exports, buying, selling, exchanging or in any
                             other way trading of goods, industrial products and
                             in general products of any kind and denomination,
                             either on cash basis, or on credit, or on hire
                             purchase or against any other consideration.

Trading of aircrafts    (2)  To carry on trade business, purchase, sell export,
and related equipment        import, or exchange aircrafts of any kind, with
                             rotary or fixed wings, and their components,
                             accessories, spare parts, tools, test equipment and
                             any kind of related equipment in connection with
                             aircrafts, aeroplanes, planes, gliders,
                             helicopters, or any kind of equipment necessary or
                             useful for the operation of aircrafts, or the
                             operation of airports, radarstations,
                             control-towers, runways and in general all kinds of
                             machinery or equipment connected in any way with
                             aviation, aeronauties or aircraft engineering.

Agents or Commission agents      (3)  To carry on the business of commission
                                      agents or agents in any kind of trading
                                      transactions, for imports, exports,
                                      purchases, sales, exchanges of goods or
                                      industrial products, agricultural products
                                      and in general of products of any kind and
                                      any denomination.

Provision and securing of        (4)  To provide or secure from others the
services and employees                granting of every and any service,
                                      necessity, deficiency or demand of any
                                      nature referring to the business sector
                                      which any person, firm, or company wishes
                                      in connection with any business exercised
                                      by them including the engagement, training
                                      and lease of professional, clerical,
                                      manual and technical and other personnel
                                      and workers and specially and without
                                      prejudice of the generality of the above,
                                      in connection with the operations of
                                      architects, civil engineers, quantity
                                      surveyors, decorators and building
                                      contractors.

Acquiring and leasing of         (5)  To acquire or possess either by purchase,
property and equipment                lease, exchange or otherwise, offices or
                                      other property, lodgings, furniture,
                                      equipment, components and branches or any
                                      objects for the purpose of leasing or
                                      renting them or to make them available for
                                      use or otherwise by any person, firm or
                                      Company.

Exercise of other operations     (6)  To carry on any other business, undertake
                                      any other operation or work out
                                      transactions of any nature which the
                                      directors consider profitable or easy to
                                      carry out or operate or expedient in their
                                      assumption in relation to the above
                                      objects or in view of their direct or
                                      indirect objectives to increase the value
                                      of any of the enterprises assets or rights
                                      of the company or to make any of them more
                                      profitable.

Acquisition of movable and       (7)  To purchase, accept by way of donation,
immovable propery                     take on lease or sublease or in exchange
                                      or otherwise acquire and hold (for any
                                      right or interest) any lands, buildings,
                                      bondage, rights, privileges, grants,
                                      licences, goods (for the operation of
                                      enterprises), ships or dredges and
                                      every movable and immovable property
                                      of any nature and characterization
                                      (irrespective of whether this is
                                      mortgaged, charged or not) which is
                                      necessary and advantageous for the purpose
                                      of the company's operations or any of its
                                      branch or department or in relation to
                                      them or which can increase the value of
                                      any assets of the Company.

Erection, etc. buildings, etc.   (8)  To elect, maintain, put into operation,
                                      manage, construct, reconstruct, convert,
                                      extend, repair, improve, arrange, equip,
                                      decorate, control, demolish, replace any
                                      shops, offices, apartments, electrical
                                      installations or installations of
                                      irrigation, or water supply, workshops,
                                      factories.

                                mills, mechanical installations, machines, warehouses and any other works, buildings, technical installations and facilities or constructions of any nature which the company would consider desirable for the purpose of its operations and to contribute, subsidise, or otherwise assist or take part in construction, improvement, maintenance, operation, management, carrying out or controlling them.

Administration            (9)   To improve, administer, control, cultivate,
of assets of the                develop, exploit, exchange, lease or otherwise
company generally and           grant, mortgage, charge, sell, realise, provide
advertisement                   as donation, take advantage, allow rights and
                                privileges relating to the properties, assets
                                and rights of the company or on which the
                                company has interest or otherwise undertake all
                                or part of such properties of the company and to
                                adopt as the company thinks fit profitable means
                                for making known and advertising the businesses
                                and products of the company.

Trade of movable         (10)   To construct, repair, import, buy, sell export,
property                        lease and generally trade with or do business in
                                every kind of spares, articles, apparatus,
                                mechanical installations, machines, tools,
                                goods, properties, rights of ownership and every
                                kind of rights or things which the company
                                thinks that it can use or exercises the above
                                actions in relation to any of its objects.

Trade of immovable       (11)   To trade, reclaim for building or other
property                        purposes, give on lease or sublease or rent,
                                transfer or give permission on all or any part
                                or parts of the immovable property and charge or
                                mortgage all or any part or parts of the
                                immovable property owned by the company or
                                the rights thereon or on which the company has
                                interest under the terms which are determined
                                from time to time by the company.

Acquisition of           (12)   To buy or otherwise acquire in whole or in part,
other businesses                the businesses, the assets, the properties and
                                liabilities of any company, organisation,
                                partnership or person, formed for all or some of
                                the objects which fall within the pursuits of
                                the company or formed to carry out any
                                businesses which the company is authorised to
                                carry out or intending to carry out such
                                businesses or having properties appropriate for
                                the objects of the company and to undertake,
                                carry out or liquidate and disolve any such
                                business and in exchange of such acquisition
                                pays in cash, issues shares, undertakes any
                                liabilities or acquires any interest on the
                                business of the seller.

Acquisition of patents etc.      (13) To ask and receive, buy or otherwise
                                      acquire any plans, trade marks, patents,
                                      rights on patents, or inventions or
                                      diplomas in patents, royalties or secret
                                      methods which would be considered useful
                                      for the purposes of the company and
                                      provides licenses for their use.

Payment of preliminary           (14) To pay all the expenses, charges and
expenses                              costs, which had to be made or incurred in
                                      relation to the promotion, formation and
                                      incorporation of the company or which the
                                      company wanted to consider as preliminary
                                      expenses or expenses which had to be made
                                      prior to the registration and for the
                                      purpose of registering the company,
                                      including the fees rendered for
                                      professional services, advertising
                                      expenses, taxes, underwriting commissions,
                                      brokerage, printing and stationery,
                                      salaries of employees and other similar
                                      costs, as well as expenses connected with
                                      the establishment and operation of
                                      agencies, local councils or local
                                      management or other bodies.

Paymnet of underwriting          (15) Upon issue of shares or debentures or
commission                            other securities of the company, to
                                      appoint brokers, commercial
                                      representatives on commission or
                                      underwriters and provide for their
                                      remuneration for their services, by
                                      payment in cash or by the issue of shares,
                                      debentures or other securities of the
                                      company or by the offer of the right of
                                      option to acquire them or by any other
                                      legal means.

Borrowing and raising money      (16) To borrow, raise money or secure
                                      obligations (either of the company or any
                                      other person) in such manner and such
                                      terms as may be thought fit, and in
                                      particular by the issue of debentures and
                                      debenture stock (the validity of which is
                                      endless or can be terminated) promissory
                                      notes, mortgages or any other securities,
                                      introduced or based on all or part of the
                                      properties and rights of the company,
                                      including the uncalled share capital, or
                                      without such securities and such terms, as
                                      regards the priority or otherwise, which
                                      the company thought fit to determine from
                                      time to time.

Granting of credits loans and    (17) To grant credits and provide loans to any
guarantees                            person, firm or company; guarantee and
                                      provide guarantees and compensations or
                                      indemnities for the payment of money or
                                      the fulfilment of agreements or
                                      obligations of any person, firm or
                                      company; to secure or undertake in any
                                      manner the repayment of granted money or
                                      provided loans to any person, firm or
                                      company or the obligations burdening such
                                      person, firm or company and to assist any
                                      person or company in the manner the
                                      company thinks fit.

Issue etc. of titles     (18)   To issue, sign, accept, endorse, discount, trade
to bearer                       and otherwise deal with bills of exchange,
                                promissory notes, bills of lading and other
                                titles to the bearer or otherwise transferable
                                titles or whatever other titles.

Receiving money          (19)   To accept money deposits, subject to payment of
deposits                        interest thereon or not.

Grants                   (20)   To grant money and provide loans either on
                                receipt of the necessary security as the company
                                thinks fit or without any such security.

Investments              (21)   To invest the moneys of the company, which it
                                does not immediately require, in such
                                investments, with the exception of its own
                                shares, as the directors may decide from time to
                                time.

To underwrite            (22)   To issue or guarantee the issue or the payment
                                of interest on the issue of shares, debentures
                                and debenture stock or other securities or the
                                obligations of any company or organization and
                                to pay or provide for the payment of brokerages,
                                commissions and underwriting expenses in
                                relation to such issue.

Acquiring shares of      (23)   To acquire by registration, purchase or
other companies                 otherwise and to accept, receive, hold, trade,
                                convert and sell shares of any nature, stock,
                                bonds or other securities or interests in any
                                other company, organization or enterprise.

Issuing of shares        (24)   To issue and distribute fully or partly paid
and securities and              shares from the share capital of the company or
remuneration of                 issue debentures or securities for the payment,
persons in exchange of          wholly or partially, of any movable or immovable
properties or services          property purchased or otherwise acquired by the
rendered                        company or any services rendered to the company
                                and reward in cash or otherwise any person, firm
                                or company for their services rendered to the
                                company or grant donations to such persons.

Establishment of         (25)   To establish, in Cyprus and elsewhere, agencies
agencies                        and local councils, and for this purpose
                                regulates and abolishes them.

Provision for            (26)   To take measures for the prosperity of the
officers; employees             persons employed by the company (incl. its
and their families              officers) or those previously with the company
                                or their successors in the company's employment
                                (incl. the officers) or those employed by a
                                subsidiary or allied or associated company,
                                (incl. the officers), as well as their wives,
                                widows, dependents and their families, by money
                                grants, pensions or other payments (including
                                payments for

                                      insurance premiums) and to establish,
                                      contribute or otherwise assist, any trust funds, or plans for the benefit of these persons, as well as charitable, religious, scientific, national or other establishments or purposes, having moral or other claims to get the contributions or assistance of the company, due to the nature or the location of its businesses or otherwise.

Payment of contributions for     (27) To proceed from time to time to the
charitable purposes                   payment of subscriptions or contributions
                                      for charitable, benevolent or useful
                                      purposes of public character, the
                                      assistance of which would, at the
                                      company's discretion, contribute to the
                                      increase of fame or its popularity among
                                      its employees, its customers or the
                                      public.

Amalgamation or carrying         (28) To conclude and put into effect agreements
business in common                    relating to carrying business in common,
                                      unification of interests, limitation of
                                      competition, partnership, or the
                                      participation in profits or the
                                      amalgamation with any other company or any
                                      other partnership or person, exercising
                                      business falling within the objects of
                                      this company.

Promotion of companies           (29) To establish, promote the establishment
                                      and otherwise contribute any company or
                                      companies for the purpose of acquiring any
                                      properties or promote any of the objects
                                      of this company or for any other purpose
                                      which would be considered to prove
                                      eventually directly or indirectly to
                                      benefit this company.

Propulsion of legislation and    (30) To request, promote and succeed in the
contraction of agreements with        enactment of any Law, the issue of any
Governments                           Order, Regulation, Internal Regulation,
                                      the approval of decision, Articles, the
                                      securing of any concession, right,
                                      privilege and the issue of any licence, so
                                      as to enable the company to achieve any of
                                      its objectives or to carry out any
                                      modification to its whole structure or for
                                      any other, beneficial, at the company's
                                      discretion, purpose; to oppose to every
                                      proceeding or application, which would be
                                      considered as intending to harm directly
                                      or indirectly the interests of the company
                                      and to make and execute any agreement with
                                      any Government or Authority (supreme,
                                      municipal, local or such others) which
                                      would be considered as able to contribute
                                      to the attainment of all or some of the
                                      objectives of the company.

Sale of enterprise       (31)   To sell, realise, mortgage, charge, grant rights
                                or options or transfer the businesses, the
                                properties and the undertakings of the company
                                or any part thereof against any exchange, which
                                the company would accept as it thinks fit.

Acceptance  of shares    (32)   To accept stock or shares or debentures of
shares instead of               mortgage debentures or any other securities of
payment                         any other company for the payment, wholly or
                                partly, of any service rendered to it, or sale
                                made to it by this company or for any debt due
                                by such other company.

Distribution of          (33)   To distribute in specie or otherwise as may be
assets in specie                decided from time to time, any assets of the
                                company, among its members, in particular the
                                shares, the debentures or other securities of
                                any other company owned by this company or which
                                this company may have the power to dispose.

Resumption of            (34)   To exercise all or some of the actions permitted
activities of agents            by this Memorandum of Association, in any part
                                of the world, either alone or together or in
                                common with other companies, firms or persons
                                either as agent, trustee, principal,
                                subcontractor or representative of other
                                companies, firms, or persons, either through
                                agents, trustees, subcontractors, or
                                representatives.

Registration             (35)   To promote the registration or recognition of
abroad                          the company in any country or place; to carry
                                out the duties of secretary, manager or cashier
                                of any other company.

General  powers          (36)   Generally to carry out any other action which
                                would appear to the company as falling between
                                or contribution to the achievement of all or
                                some of the aforesaid objects.

Interpretation of               The objects exposed in any sub-paragraph of this
objects                         paragraph, must not befall limited
                                interpretation but the wider possible one,
                                unless otherwise expressly results from the
                                text, they must not be limited, in any way from
                                any reference made or conclusion taken out by
                                any other object or objects exposed in any such
                                sub-paragraph or from the terms of any other
                                sub-paragraph or side title or from the name of
                                the company. Such

                                 sub-paragraphs, the defined objects therein and the powers given by them must not be considered as auxiliary or supplementary to those objects mentioned in some other sub-paragraph or powers; the company has full power to exercise all or some of the powers given to it by one or more of the aforesaid sub-paragraphs and fulfils or tries to fulfil all or some of the objects defined therein.

Liability                        The liability of the members is limited.

Capital                          The share capital of the company is CY pounds
                                 10,000.- divided into 10,000 shares of CY pounds 1 each, with power to issue any shares of the capital, either the original or the increased together with any or with the reservation of any preferential, special or limited rights or conditions in relation to dividends, the payment of capital, the voting right or otherwise.

Signatories                      We, whose names and addresses are recorded
                                 below, wish to form a company in accordance
                                 with this Memorandum of Association, and agree
                                 that each one of us takes from the capital of
                                 the company the number of shares, which is
                                 written against each of our names.

NAMES, ADDRESSES AND DESCRIPTIONS OF   Number of shares taken
             SUBSCRIBERS                 by each subscriber
------------------------------------   ----------------------
1. PETROS KYRIAKIDES                           1 Share

2. DOROTHEA CATSELLI                           1 Share

Dated today the ____ day of ______________________ 19__

Witness to the above signatures:-

Name: ______________________________

Occupation: ________________________

Address: ___________________________

                           THE COMPANIES LAW CAP. 113

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

              AVIATION CONSULTING & MARKETING (MIDDLE EAST) LTD.

1.   In these Regulations:-
     "Cyprus"                 means the Republic of Cyprus

     "other law"              means the Companies Law, Cap. 113, or any Law
                              which may replace or amend the said Law.

     "the seal"               means the common seal of the company.

     "secretary"              means any person appointed to perform the duties
                              of the secretary of the company.

     Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.

     Unless the context otherwise requires, words or expressions contained in these regulations shall bear the same meaning as in the Law or any statutory modification thereof in force at the date at which these regulations become binding on the company.

                             EXCLUSION OF TABLE "A+

2. The Regulations contained in Table "A" of the First Schedule of the Law shall not apply so far as the same are repeated or contained in these regulations.

                             INTRODUCTORY PROVISIONS

3.   The company is a Private Company and accordingly:-

     (a) the right to transfer shares is restricted in manner hereinafter provided.

     (b) the number of members of the company (exclusive of persons who are in the employment of the company and of persons who, having been formerly in the employ-ment of the company, were, while in such employment, and have continued after the determination of such employment to be members of the company) is limited to fifty: Provided that where two or more persons jointly hold one or more shares in the company they shall, for the purpose of this regulation be treated as a single member.

     (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited.

4.   The company shall not have power to issue share warrants to bearer.

                      SHARE CAPITAL AND VARIATION OF RIGHTS

5. The shares will be placed at the disposal of the company which, subject to Regulation 3 as well as the provisions of the immediately following regulation, can allot by ordinary resolution or otherwise dispose of them as they think fit, so far as it concerns the persons, the time and generally the term and conditions, provided that no shares will be issued at a discount, except as provided in section 56 of the Law.

6. Except as otherwise decided by the company in a General Meeting, every original shares not issued and not alloted as well as every created new shares, before they are issued, will be offered to the members, at the nearest possible proportion to the number of shares already held by them. Such offer will be made by notification, defining the number of offered shares, as well as the time limit, during which, if not accepted, the offer is considered as rejected on the expiration of such time limit or on the receipt of advice from the person, to whom the offer has been made, that he refuses to accept the shares offered to him, the company can, subject to these Regulations, dispose of them at its discretion to the best interest of the company. The company may likewise offer any such shares, as mentioned above, new or original shares, which, due to their proportion, at which they bear to the number of the above mentioned persons entitled to such offer, or due to any other difficulty, that may arise as to their allocation, cannot in the opinion of the company be easily offered in the above provided manner.

7. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the company may from time to time by ordinary resolution determine.

8. Subject to the provision of section 57 of the Law, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the opinion of the company are liable, to be redeemed on such terms and in such manner as the company before the issue of the shares may by special resolution determine.

9. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these regulations relating to general meetings shall apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

11.  The company may exercise the powers of paying commissions conferred by section 52 of the Law, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said section and the rate of the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The company may also on any issue of shares pay such brokerage as may be lawful.

12. Except as required by law, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these regulations or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

13. Every person whose name is entered as a member in the register of members shall be entitled without payment to receive within two months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of 125 mils for every certificate after the first or such less sum as the directors shall from time to time determine. Every certificate shall be under the seal and shall specify the shares to which it relates and the amount paid up thereon. Provided that in respect of a share or shares held jointly by several persons the company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

14. If a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of 125 mils or such less sum and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the company of investigating evidence as the directors think fit.

15. The company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the company or in its holding company nor shall the company make a loan for any prupose whatsoever on the security of its shares or those of its holding company, but nothing in this regulation shall prohibit transactions mentioned in the proviso to section 53(1) of the Law.

                                      LIEN

16. The company shall have a first and paramount lien on every share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the company shall also have a first and paramount lien on all shares standing registered in the name of a single person for all moneys presently payable by him or his estate to the company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company's lien, if any, on a share extend to all dividends payable thereon.

17. The company may sell, in such manner as the directors think fit, any shares on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, starting and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy

18. To give effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19. The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

20. The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

21. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

22. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate hot exceeding 5 per cent per annum as the directors may determine, but the directors shall be at liberty to waive payment of such interest wholly or in part.

24. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25. The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the company in general meeting shall otherwise direct) 5 per cent per annum, as may be agreed upon between the directors and the member paying such sum in advance.

                               TRANSFER OF SHARES

26. The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of members in respect thereof.

27. Subject to such of the restrictions of these regulations as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the directors may approve.

28. The directors may decline to register the transfer of a share (not being a fully paid share) to a person of whom they shall not approve, and they may also decline to register the transfer of a share on which the company has a lien.

29. The directors may also decline to recognise any instrument of transfer unless:-

     (a) a fee of 125 mils or such lesser sum as the directors may from time to time require is paid to the company in respect thereof;

     (b) the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

     (c)  the instrument of transfer is in respect of only one class of share.

30. If the directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.

31. The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

32. The company shall be entitled to charge a fee not exceeding 125 mils on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

33. Regulations 26 and 27 must be read in conjunction with the provisions of Regulation 34.

34. (a) For the purposes of this Regulation, whenever a person acquires absolute right, to be registered as holder of any share, the said person and not the registered holder of such a share is considered a member of the company in respect of such share.

     (b) Except in the case of the following instances, no share of the company will be transferred, unless and until the rights of preference given hereunder are exhausted.

     (c) Each member, proposing to transfer any share or shares (hereinafter called "the seller"), must notify the company in writing of such intention (hereinafter called "the transfer notice"). Subject to the following provisions, the transfer notice renders the company as agent of the seller for the sale of the shares specifically defined in the transfer notice (hereinafter called "the aforesaid shares"), in one or more lots at the discretion of the directors, to other members of the company except the seller, at a price, which had to be agreed between the seller and the remaining members of the company, or, in case of disagreement, or of non existence of such an agreement, at the price, which the auditor of the company from time to time would certify in writing that in his opinion is the most fair value for such shares, which can be achieved in a voluntarily executed, by both parties, deal. The transfer notice may include a proviso that no share shall be sold, unless the company sells all the shares referred to in the notification in accordance with this Regulation; the company is bound for such a transfer notice proviso.

     (d) In case the auditor is asked to certify the fair value, as stated above, the company must, upon the receipt of the auditors's certificate, furnish the seller with a certified copy of the certificate, and the seller is entitled, by a written notification to the company within ten days, from which the said certified copy was delivered, to cancel the authority given to the company to sell the said shares. The expenses for the issue of the certificate are charged to the company, unless the seller, by notification, cancels the authority given to the company as mentioned above, in which case the said expenses are charged to the seller.

     (e) Upon the determination of the price as mentioned above, and provided the seller did not want to cancel the authority given to the company in accordance with the above arrangement, the company in forms each member without neglect by a written notification, except the seller and the holders of shares only by employee members, of the number and price of the said shares and invite each member to notify the company in writing, within twenty one days from the date of delivery of the notification, (the date being defined in the said notification) the maximum number of the said shares (the whole number of shares or any number of them) which he wishes to buy.

     (f) In case the said members wanted to apply within the above mentioned time limit of twenty one days for the whole number or (unless otherwise stated in the transfer notice), for any number of the said shares, the directors allot the said shares (or the declared number of them, as mentioned above) to the applicants or between them, but in case of competition, in proportion to the nearest possible number of shares in the company (except the shares of employees) for which they are registered or have the absolute right to be registered as holders; it is understood that no applicant is obliged to buy beyond the maximum number of shares declared by him as explained above; the company notifies without neglect such allotment (hereinafter called "allotment notice") to the seller as well as to the persons to whom the shares were allotted, and defines in such notice the place and time (not earlier than fourteen days and not later than twenty eight days from the date of the notice) in which the sale of the allotted shares will be completed.

     (g) The seller is obliged to transfer the shares included in the allotment notice, to the purchasers named therein and in accordance with the time and place defined therein; if he fails to do this, the chairman of the company or any other such person appointed by the directors, is considered as an appointed proxy representative of the seller, having full power to act in the execution, the completion and the tranfer of shares to the purchasers of these on behalf and on account of the seller, against the payment of the consideration to the company. Upon payment of the consideration to the company, the purchaser is considered as having fully performed his commitments arising from the purchase, and when the execution and transfer is carried out, he is entitled to claim that his name be entered in the Register of Members as holders of the shares purchased by him through transfer. The company without neglect will pay the consideration to a separate bank account, in the name of the company and hold this consideration in trust for the seller.

     (h) The seller has the right, at any time within six months from the expiration of the said time limit of twenty one days, referred to in paragraph (e) of this Regulation, to transfer (subject, nonetheless, to the provisions of Regulation 28), to any person and at any price (not less than that defined by virtue of paragraph (c) of this Regulation), any share, not allotted by the directors, in the allotment notice. It is understood that, in case the seller wanted to define in his notification of transfer, that no share shall be sold, unless all the shares included in the said notification of transfer were sold according to this regulation, the seller is not entitled to proceed with the sale of any shares, which were included in his notification of transfer, except by written consent of all the remaining members of the company.

     (i) Every member has the right to transfer any of his shares, to his/her spouse, child, other descendant or parent, brother or sister or to a company beneficially owned or controlled by him; and the shares of a deceased member may be transferred by his personal representatives to the survived spouse, child, other descendant or parent, brother or sister of the said deceased member. Shares found in the name of the trustees of a deceased member, may be transferred, upon the change of the trustees, to the trustees from time to time of such property. In case a member of the company is a corporation, it can transfer any of its shares to a company which is its subsidiary company or holding company or to a company controlled by such holding company. The rights of preference provided by this regulation, as stated above, do not arise from such transfers, and Regulation 28 must be read with the reservation of this paragraph.

          TRANSMISSION OF SHARES IN CONSEQUENCE OF DEATH OR BANKRUPTCY

35. In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

36. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

37. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

38. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the company:

     Provided always that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

                              FORFEITURE OF SHARES

39. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

40. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

41. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time, thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

42. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

43. A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all moneys which, at the date of forfeiture, were payable by him to the company in respect of the shares, but his liability shall cease if and when the company shall have received payment in full of all such moneys in respect of the shares.

44. A statutory declaration in writing that the declarant is a director or the secretary of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

45. The provisions of these regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                         CONVERSION OF SHARES INTO STOCK

46. The company may by ordinary resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

47. The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

48. The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

49. Such of the regulations of the company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock and "stockholder".

                              ALTERATION OF CAPITAL

50. The company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

51.  The company may by ordinary resolutuion -

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (b) Subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the provisions of section 60(1) (d) of the Law;

     (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

52. The company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

                                GENERAL MEETINGS

53. The company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year, and shall specify the meeting as such in the notices calling it; and not more then fifteen months shall elapse between the date of one annual general meeting of the company and that of the next.

     Provided that so long as the company holds its first annual general meeting within eighteen months of its incoporation, it need not hold it in the year of its incorporation or in the following year. The annual general meeting shall be held at such time and place as the directors shall appoint.

54. All general meetings other than annual general meetings shall be called extraordinary general meetings.

55. The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings, shall also be convened on such requisition, or, in default, may be convened by such requisitionists, as provided by section 126 of the Law. If at any time there are not within Cyprus sufficient directors capable of acting to form a quorum, any director or any two members of the company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

                           NOTICE OF GENERAL MEETINGS

56. An annual general meeting and a meeting called for the passing of a special resolution shall be called by twenty-one days' notice in writing at the least, and a meeting of the company other than an annual general meeting or a meeting for the passing of a special resolution shall be called by fourteen days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the company in general meeting, to such persons as are, under the regulations of the company, entitled to receive such notices from the company:

     Provided that a meeting of the company shall, notwithstanding that it is called by shorter notice than that specified in this regulation, be deemed to have been duly called if it is so agreed -

     (a) in the case of a meeting called as the annual general meeting, by all the members entitled to attend and vote thereat; and

     (b) in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

57. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

58. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets, and the reports of the directors and auditors, the election of directors in the place of those retiring and the appointment of, and the fixing of the remuneration of, the auditors.

59. No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, two members present in person shall be a quorum.

60. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

61. The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act the directors present shall elect one of their number to be chairman of the meeting.

62. If at any meeting no director is willing to act as chairman or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

63. The chairman may, with the consent of any meeting at which a quorum is present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other then the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

64. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded -

     (a)  by the chairman; or

     (b)  by at least two members present in person or by proxy; or

     (c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

     (d) by a member or members holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

     Unless a poll be so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried (unanimously, or by a particular majority) or lost and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recored in favour of or against such resolution.

     The demand for a poll may be withdrawn.

65. Except as provided in regulation 68, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meetings at which the poll was demanded.

66. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

67. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

                                VOTES OF MEMBERS

68. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person shall have one vote, and on a poll every member shall have one vote for each share of which he is the holder.

69. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

70. A member of unsound mind, or in respect of whom an order has been made by any Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by the administrator of his property, his committee, receiver, curator bonis, or other person in the nature of an administrator, committee, receiver or curator bonis appointed by that Court, and any such administrator, committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

71. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

72. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

73.  On a poll votes may be given either personally or by proxy.

74. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or if the appointer is a corporation, either under seal, or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the company.

75. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the company or at such other place within Cyprus as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

76. An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

     I/We ______________________________ of __________________ being a member/
     members of the above-named company, hereby appoint _____________________________________ of ______________________________ or
     failing him ______________________________ of _____________________ as
     my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the company, to be held on the day of _____________________ 19____________and at any
     adjournment thereof.

        Signed this _____________________ day of __________________ 19__

77. Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:-

     I/We ______________________________ of __________________ being a member/
     members of the above-named company, hereby appoint _____________________________________ of ______________________________ or
     failing him ______________________________ of _____________________ as
     my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the company, to be held on the day of _____________________ 19____________and at any
     adjournment thereof.

        Signed this _____________________ day of __________________ 19__

     This form is to be used in favour of+/against the resolution. Unless otherwise instructed, the proxy will vote as he thinks fit.

----------
+    Strike out whichever is not desired.

78. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

79. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the company at the office before the commencement of the meeting or adjourned meeting at which the proxy is used.

80. Subject to the provisions of the Law, a written decision, bearing the signature of all the members who have the right from time to time to receive notices to convene general meetings, to attend and vote at such meetings (or in the case of corporations, the signature of their duly authorised representatives) is valid and is subject to the same legal consequences, as if it has been voted in a duly convened and met meeting of the company. Such resolution may consist of many documents of the same type, each of them bearing the signature of one or more members, or their representatives, and in the case of corporations members of the company, the signature of a member of its directors or any other authorised officer of his duly appointed representative by proxy.

               CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

81. Any corporation which is a member of the company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the company or of any class of members of the company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the company.

                                    DIRECTORS

82. Unless the company in general meeting wanted to decide otherwise the number of directors shall not be less than two. The first directors of the company shall be appointted in writing by the subscribers to the Memorandum of Association or by their majority, and it is not necessary to convene a meeting of this.

83. The remuneration of the directors shall from time to time be determined by the company in general meeting. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee or the directors or general meetings of the company or in connection with the business of the company.

84. The shareholding qualification for directors may be fixed by the company in general meeting, and unless and until so fixed no qualification shall be required.

85. A director of the company may be or become a director or other officer of, or otherwise interested in, any company promoted by the company or in which the company may be interested as shareholder or otherwise, and no such director shall be accountable to the company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the company otherwise direct.

                                BORROWING POWERS

86. The company may exercise its powers by ordinary resolution to borrow money, and to charge or mortgage its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the company or of any third party, or irrespective of such security.

                          POWER AND DUTIES OF DIRECTORS

87. The business of the company shall be managed by the directors, who may pay all expenses incurred in promoting and registering the company, and may exercise all such powers of the company as are not, by the Law or by these regulations, required to be exercised by the company in general meeting, subject, nevertheless, to any of these regulations, to the provisions of the Law and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the company in general meeting; but no regulation made by the company in general meeting shall invalidate, any prior act of the directors which would have been valid if that regulation had not been made.

88. The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

89. The company may exercise the powers conferred by section 36 of the Law with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

90. The company may exercise the powers conferred upon the company by section 114 to 117 (both inclusive) of the Law with regard to the keeping of a dominion register, and the directors may (subject to the provisions of those sections) make and vary such regulations as they may think fit respecting the keeping of any such register.

91. (1) Every director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company shall declare the nature of his interest at a meeting of the directors in accordance with section 191 of the Law.

     (2) The directors may vote, and in the case of any contract or intended contract or agreement, and if they have any interest therein, and they wanted to vote, their vote is counted and their presence is taken into account in order to determine whether a quorum has been formed at any meeting of the directors, before which such contract, intended contract or agreement is brought up for consideration.

     (3) The directors may hold any other office or place of profit under the company (other than the office of auditor) in conjunction with their office of directors for such period and on such terms (as to remuneration and otherwise) as the directors may determine and no director or intending director shall be disqualified by his office from contractinq with the company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the company in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the company for any profit realised by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established.

     (4) The directors may act by themselves or their firm in a professional capacity for the company, and they or their firm shall be entitled to remuneration for professional services as if they were not directors; provided that nothing herein contained shall authorise a director or his firm to act as auditor to the company.

92. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the company, shall be signed, drawn, accepted endorsed, or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

93. The directors shall cause minutes to be made in books provided for the purpose -

     (a)  of all appointments of officers made by the directors;

     (b) of the names of the directors present at each meeting of the directors and of any committee of the directors;

     (c) of all resolutions and proceedings at all meetings of the company, and of the directors, and of committees of directors.

                       APPOINTMENT OF ADDITIONAL DIRECTORS
                            AND REMOVAL OF DIRECTORS

94. The directors acting unanimously have always the power to appoint any person as director either to fill a casual vacancy or as an addition to the existing directors. Any director so appointed shall hold office only until the next following Annual General Meeting, and shall then be eligible for re-election.

95. The company may by ordinary resolution made known by special notice according to Article 136 of the Law to remove any director before the expiration of his period of office, notwithstanding anything in these regulations or in any agreement between the company and such director. Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the company.

96. The company may at any time (without prejudice to the powers of the directors under Article 94 of these regulations) by ordinary resolution appoint any director and determine the period for which such person shall hold such office.

                          DISQUALIFICATION OF DIRECTORS

97.  The office of director shall be vacated if the director -

     (a)  ceases to be a director by virtue of section 176 of the Law; or

     (b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     (c) becomes prohibited from being a director by reason of any order made under section 180 of the Law; or

     (d)  becomes of unsound mind; or

     (e)  resigns his office by notice in writing to the company; or

     (f)  removed as provided by article 95 of these regulations.

                            PROCEEDINGS OF DIRECTORS

98. The directors may meet together for the despatch of business, adjourn, and otherwise regulate their meetings, as they think fit and questions arising at any meeting shall be decided by a majority of votes. Any director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors. All directors, from time to time absent from Cyprus who notified the company of their registered address outside Cyprus, are entitled to at least 96 hours of the forthcoming summoning of directors' meeting. All the directors' meetings as well as their committees are summoned in Cyprus, where the management and control of the company lies.

99. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be two.

100. The continuing directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the company, but for no other purpose.

101. The directors may elect a chairman of their meetinqs and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

102. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors, with regard to its powers, its summoning, the proceedings before it, quorum or otherwise.

103. Each committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meetinq the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

104. Subject to any regulations imposed on it by the directors each committee may meet and adjourn as it thinks proper and questions arising at any meeting shall be determined by a majority of votes of the members present.

105. All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be director.

106. A resolution in writing, signed or approved by letter or telegram by each director or his alternate, shall be valid and subject to the same legal consequences as if it had been passed by a duly summoned meeting of the directors, and inasmuch as it refers, to a signed resolution, it can consist of documents more than one, each bearing the signature of one or more of the said persons.

                               ALTERNATE DIRECTORS

107. (a) Each director has the power to nominate from time to time another director or anybody else, who is not director, to act as his alternate and the authority to remove the nominated alternate.

     (b) The alternate director is subject in all respects (except the power to appoint alternate and the remuneration) to the terms governing the rest of the directors and shall be entitled to receive notices of all meetings of the directors and to attend, speak and vote thereat as a director when the person appointing him is not personally present.

     (c) A person may be alternate for more than one director, and while he is acting as such, he is entitled to separate vote for each director he represents, and in the case where he is himself a director, he is entitled, in addition to his vote, so many votes as the number of directors he is representing.

     (d) The appointment or removal of an alternate director can be made by telegram, telex or any other manner approved by the directors. The telegram or telex must be confirmed as soon as possible by letter, but in the meantime the company can act on the basis of such telegram or telex.

     (e) Immediately when a director lost his capacity as director, for reasons other than vacancy at a meeting of the company at which he is re-elected, his aforesaid alternate loses all his powers and authority to act as alternate of the said director.

     (f) The directors do not have any responsibility for the actions and omission of their appointed representatives.

     (g) The alternate director is not taken into account in the minimum or maximum number of directors allowed from time to time, but is taken into account for the purpose of determining whether there is quorum in a meeting of directors in which he is present and is entitled to vote.

                                MANAGING DIRECTOR

108. The directors may from time to time appoint one or more of their body to the office of managing dirctor for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A director so appointed shall not, whilst holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors, but his appointment shall be automatically determined if he ceases from any cause to be a director.

109. A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the directors may determine.

110. The directors may entrust to and confer upon a managing director any of the powers exercised by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                    SECRETARY

111. The secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

112. No person shall be appointed or hold office as secretary who is -

     (a)  the sole director of the company; or

     (b) a corporation the sole director of which is the sole director of the company; or

     (c) the sole director of a corporation which is the sole director of the company.

113. A provision of the Law or these regulations requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the secretary.

                                    THE SEAL

114. The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

                              DIVIDENDS AND RESERVE

115. The company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

116. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

117. No dividend shall be paid otherwise than out of profits.

118. The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares of the company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

119. Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this regulations as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

12O. The directors may deduct from any dividend payable to any all sums of money
     (if any) presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

121. Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue factional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

122. Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

123. No dividend shall bear interest against the company.

                                    ACCOUNTS

124. The directors shall cause proper books of account to be kept with respect to:-

     (a) all sums of money received and expended by the company and the matters in respect of which the receipt and expenditure takes place;

     (b)  all sales and purchases of goods by the company; and

     (c)  the assets and liabilities of the company.

125. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the company's affairs and to explain its transactions.

126. The books of account shall be kept at the registered office of the company, or subject to section 141 (3) of the Law, at such other place or places as the directors think fit, and shall always be open to the inspection of the directors.

127. The directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by statute or authorised by the directors or by the company in general meeting.

128. The directors shall from time to time, in accordance with sections 142, 144 and 151 of the Law, cause to be prepared and to be laid before the company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in those sections.

129. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the company in general meeting, together with a copy of the auditors' report, shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the company and to every person registered under regulation 37.

     Provided that this regulation shall not require a copy of those documents to be sent to any person of whose address the company is not aware or to more than one of the joint holders of any shares or debentures.

                            CAPITALISATION OF PROFITS

130. The company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution:

     Provided that a share premium account and a capital redemption reserve fund may, for the purposes of this regulation, only be applied in the paying up of unissued shares to be issued to members of the company as fully paid bonus shares.

131. Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares of debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

                                      AUDIT

132. Auditors shall be appointed and their duties regulated in accordance with sections 153 to 156 (both inclusive) of the Law.

                                     NOTICES

133. A notice may be given by the company to any member either personally or by sending it by post to him or to his registered address, or (if he has no registered address within Cyprus) to the address, if any, within Cyprus supplied by him to the company for the giving of notice to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of 24 hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

134. A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

135. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Cyprus supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

136. Notice of every general meeting shall be given in any manner hereinbefore authorised to -

     (a) every member except those members who (having no registered address within Cyprus) have not supplied to the company an address within Cyprus for the giving of notices to them;

     (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and

     (c) the auditor for the time being of the company.

     No other person shall be entitled to receive notice of general meetings.

                                   WINDING UP

137. If the company shall be wound up the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Law, divide amongst the members in specie or kind the whole or any part of the assets of the company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                                    INDEMNITY

138. The directors from time to time or other officers of the company shall be entitled to be indemnified out of the assets of the company against any losses which they may sustain or liability incurred in the execution or as a result of the execution of their duties including the liability in defending any proceedings, whether civil or criminal, in which judgment is given in their favour or in which he is acquitted or in connection with any application under section 383 of the Law in which relief is granted to him by the Court; the directors or other officers of the company are not implicated in losses, damages or accidents occuring to the company in the execution or as a result of the execution of their duties. This paragraph however will be valid only to the extend that it is not contrary to the provisions of section 197 of the Law.

NAMES, ADDRESSES, AND DESCRIPTIONS OF SUBSCRIBERS

1.   PETROS KYRIAKIDES

2.   DOROTHEA CATSELLI

Dated today the ________________ day of ____________ 19

Witness to the above signatures:-

Name: _______________________________

Occupation: _________________________

Address: ____________________________

         ____________________________

                           THE COMPANIES LAW, CAP. 113

             AVIATION CONSULTING & MARKETING (MIDDLE EAST) LIMITED

At the Extraordinary General Meeting of the members of the said company, duly convened and held at the registered office of the company on the 14th May, 1983, the following resolution was unanimously approved and passed as special
Resolution:

                               SPECIAL RESOLUTION

          "That the name of the company be changed to AVIATION PERSONNEL RECRUITMENT AND MANAGEMENT (APRAM) LIMITED instead of the present name AVIATION CONSULTING AND MARKETING (MIDDLE EAST) LIMITED";

                                        CHAIRMAN

TRUE COPY


-------------------------------------
Secretary